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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): August 14, 2003

                                CERES GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        0-8483               34-1017531
 (State or Other Jurisdiction of     (Commission File       (I.R.S. Employer
        Incorporation)                    Number)        Identification Number)

                   17800 ROYALTON ROAD, CLEVELAND, OHIO 44136
                    (Address of principal executive offices)

                                 (440) 572-2400
              (Registrant's telephone number, including area code)









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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a)   Previous Independent Accountants

     As previously disclosed on Form 8-K, on June 26, 2003, Ernst & Young, LLP ("E&Y") informed Ceres Group, Inc. (the "Company") that it has declined to stand for re-election as the independent accountants for the Company for the fiscal year ended December 31, 2003. The client-auditor relationship between the Company and E&Y ceased upon the completion of second quarter review procedures on August 14, 2003.

     The reports of E&Y on the Company's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the two most recent fiscal years and through August 14, 2003, the date of this Form 8-K/A, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of E&Y would have caused them to make reference thereto in their report on the financial statements for such years.

     During the two most recent fiscal years and through August 14, 2003, the date of this Form 8-K/A, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company has requested that E&Y furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. A copy of that letter, dated August 14, 2003, is attached as Exhibit 16.1 to this Form 8-K/A.

     (b)   New Independent Accountants

     The Company's Audit Committee will promptly retain new independent public accountants for the fiscal year ending December 31, 2003.

ITEM 7. EXHIBITS.

Exhibit 16.1. Letter from E&Y to the Securities and Exchange Commission dated August 14, 2003.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CERES GROUP, INC.


                                     /s/ David I. Vickers
                                     ------------------------------------------
                                     By:  David I. Vickers
                                     Its: Executive Vice President and Chief
                                            Financial Officer



Dated: August 14, 2003